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                                                                    EXHIBIT 10.1


            SECOND AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN
                          OF FIRST SECURITY GROUP, INC.


                                    ARTICLE 1
                                     PURPOSE

         1.1 GENERAL. The purpose of the Second Amended and Restated 1999 Long-Term Incentive Plan of First Security Group, Inc. (the "Plan") is to promote the success, and enhance the value, of First Security Group, Inc. (the "Company"), by linking the personal interests of its employees and officers to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and officers upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers.



                                    ARTICLE 2
                                 EFFECTIVE DATE



         2.1 EFFECTIVE DATE. The Plan became effective March 10, 1999, being the date upon which it was originally approved by the shareholders of the Company.



                                    ARTICLE 3
                                   DEFINITIONS

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option or Restricted Stock Award, or any other right or interest relating to Stock, granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" For the purposes of this Agreement, a "Change of Control" shall mean:



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                           (i)      The acquisition by any individual, entity or
         group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding securities of the Company ("Outstanding Company Securities") from and after the Effective Date which either are or, upon notice, the passage of time, conversion, exercise, payment, exchange and/or the occurrence of any other event (whether or not such notice, time, conversion, exercise, payment, exchange and/or other event has then been given, elapsed, made or occurred), would be entitled to vote in the election of the Company's directors or any class thereof (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (d)(i), the following acquisitions of Outstanding Company Securities shall not constitute a Change of Control: (1) any acquisition of additional shares of Outstanding Company Securities by a Person who on the date of this Agreement holds 20% or more of the Outstanding Voting Securities,
         (2) any acquisition of Outstanding Company Securities directly from the Company in one or more transactions approved by the Incumbent Board (as defined in Section (d)(ii) below), (3) any acquisition by the Company of Outstanding Company Securities in one or more transaction approved by the Incumbent Board, or (4) any acquisition of Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company in a transaction approved by the Incumbent Board; or

                           (ii) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than a majority of the Incumbent Board; or

                  (iii) Consummation of any reorganization, recapitalization, merger, share exchange, tender-off or consolidation respecting the Company which requires the approval of the Federal Reserve Board, Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions and/or the Georgia Department of Banking and Finance, or the sale or other disposition of all or substantially all of the assets of the Company in one or any series of transactions (individually and collectively, a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, (within the meaning of Rule 13(d) or 14(d)(2) of the Exchange Act) directly or indirectly, more than 60% of, respectively, both the outstanding common stock and the combined voting power of all securities entitled to


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         vote for the election of directors or any class of directors of the
         Company or any other corporation or entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the Company or the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, whichever occurred first; or

                  (iv) Approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company.

                           (e)      "Code" means the Internal Revenue Code of
1986, as amended from time to time.

                           (f)      "Committee" means the committee of the Board
described in Article 4.

                           (g)      "Company" means First Security Group, Inc.,
a Tennessee corporation.

                           (h)      "Covered Employee" means a covered employee
as defined in Code Section 162(m)(3); provided, that no employee shall be a Covered Employee until the deduction limitation of Code Section 162(m) is applicable to the Company and any reliance period under Code Section 162(m) has expired.

                           (i)      "Disability" shall mean any illness or other
physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Code Section 22(e)(3).

                           (j)      "Effective Date" has the meaning assigned
such term in Section 2.1.

                           (k)      "Fair Market Value," on any date, means (i)
if the Stock is listed on a securities exchange or is traded over the NASDAQ National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported


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sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the NASDAQ National Market, the mean between the bid and offered prices as quoted by NASDAQ for such date, provided that if it is determined that, the fair market value is not properly reflected by such NASDAQ quotations, or if the Stock is not quoted on NASDAQ, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

                           (l)      "Incentive Stock Option means an Option that
is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                           (m)      "Non-Qualified Stock Option" means an Option
that is not an Incentive Stock Option.

                           (n)      "Option" means a right granted to a
Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                           (o)      "Parent" means a corporation which owns or
beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

                           (p)      "Participant" means a person who, as an
employee or officer of the Company or any Subsidiary, has been granted an Award under the Plan.

                           (q)      "Plan" means the Second Amended and Restated
1999 Long-Term Incentive Plan of First Security Group, Inc., as further amended from time to time.

                           (r)      "Restricted Stock Award" means Stock granted
to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

                           (s)      "Stock" means the $.01 par value common
stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 10.

                           (t)      "Subsidiary" means any corporation, limited
liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

                           (u)      "1933 Act" means the Securities Act of 1933,
as amended from time to time.

                           (v)      "1934 Act" means the Securities Exchange Act
of 1934, as amended from time to time.


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                                    ARTICLE 4
                                 ADMINISTRATION


         4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of three or more directors) or, at the discretion of the Board from time to time, by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information famished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. Subject to the terms of this Plan, the Committee has the exclusive power, authority and discretion to:

                  (a)      Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, and any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, based in each case on such considerations as the Committee in its sole discretion determines;


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                  (e)      Determine whether, to what extent, and under what
         circumstances the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (j) Amend the Plan or any Award Agreement as provided herein; provided that no amendment of the Plan adopted by the Committee which (i) increases the number of shares of Stock subject to the Plan as set forth in Section 5.1, or (ii) changes the class of individuals eligible to participate in the Plan, shall be effective unless it is also approved by the Company's Board of Directors and shareholders.

         4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.



                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1      NUMBER OF SHARES. Subject to adjustment as provided in Section
10. 1, the aggregate number of shares of Stock reserved and available for Awards shall be 500,000, of which not more than 10% may be granted as Awards of Restricted Stock.

         5.2 LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

         5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of shares of Stock with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall be 100,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options that may be received by any


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one Participant (less any consideration paid by the Participant for such Award)
during any one calendar year under the Plan shall be $100,000.


                                    ARTICLE 6
                                   ELIGIBILITY


         6.1 GENERAL. Awards may be granted only to individuals who employees or officers of the Company or a Parent or Subsidiary.


                                    ARTICLE 7
                                  STOCK OPTIONS

         7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that in no event may any Option be exercisable for more than ten years from its date of grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                  (c) LAPSE OF OPTION. An Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Incentive Stock Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock
         Option:

                           (1) The Option shall lapse as of the option expiration date set forth in the Award Agreement.

                           (2) The Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

                           (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or.(5) below, the Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Option shall (to the extent not previously exercised) lapse immediately.


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                           (4)      If the Participant terminates employment by
                  reason of his Disability, the Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

                           (5) If the Participant dies while employed, or during the three month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Options may be exercised by the Participant's beneficiary, determined in accordance with
                  Section 9.7.

         If a Participant exercises an Option after termination of employment, the Option may be exercised only with. respect to the shares that were otherwise vested on the Participant's termination of employment.

                  (d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

                  (e) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

                  (f) ADDITIONAL OPTIONS UPON EXERCISE. The Committee may, in its sole discretion, provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of shares of Stock as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered shares of Stock on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

         7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000. 00.


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                  (b)      TEN PERCENT OWNERS. No Incentive Stock Option shall
         be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

                  (c) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

                  (d) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

                  (e) DIRECTORS. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                    ARTICLE 8
                             RESTRICTED STOCK AWARDS

         8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.


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         8.4      CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.




                                    ARTICLE 9
                         PROVISIONS APPLICABLE TO AWARDS

         9.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         9.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

         9.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or, if Section 7.2(b) applies, five years from the date of its grant).

         9.4 VESTING OF AWARD. Each Award shall vest (become exercisable) in approximately equal percentages each year over a period of not less than three years from the date of grant, as determined by the Committee pursuant to
Section 4.3, subject to accelerated vesting under the terms of Sections 9.9, 9.10, 9.11 or as may be provided in any Award Agreement.

         9.5 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         9.6 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party


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other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

         9.7 BENEFICIARIES. Notwithstanding Section 9.6, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         9.8 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         9.9 ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however, that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         9.10 ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to


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exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         9.11 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 9.9 or 9.10 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 9.11.

         9.12     EFFECT OF ACCELERATION. If an Award is accelerated under
Section 9.10 or 9.11, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants, whether or not such Participants are similarly situated.

         9.13 PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's, Parent's or Subsidiary's stock price, (c) the achievement by an individual or a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (d) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         9.14 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided that for Incentive Stock Options, such determination shall be made in accordance with Section 421 of the Code. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

         9.15 EXERCISE OR FORFEITURE AS REQUIRED BY LAW. To the extent required by law, in the event the capital of a financial institution Subsidiary of the Company falls below the minimum capital requirements established from time to time by its applicable state or primary federal regulator, such primary federal regulator may require that Options that are issued under the Plan and are not exercised within a specific period of time be cancelled and have no further force or effect.

                                   ARTICLE 10
                          CHANGES IN CAPITAL STRUCTURE

         10.1 GENERAL. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 11.2,. there shall be made such other equitable adjustment as the Committee shall approve.

                                   ARTICLE 11
                     AMENDMENT, MODIFICATION AND TERMINATION

         11.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

         11.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as otherwise permitted in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1 NO RIGHTS TO AWARDS. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

         12.2 NO SHAREHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         12.3 WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         12.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary.

         12.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

         12.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         12.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account, in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

         12.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

         12.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         12.10 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         12.11 FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         12.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         12.13 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

         12.14 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

         12.15 CODE SECTION 162(m). The deduction limits of Code Section 162(m) and the regulations thereunder do not apply to the Company until such time, if any, as any class of the Company's common equity securities is registered under Section 12 of the 1934 Act or the Company otherwise meets the definition of a "publicly held corporation" under Treasury Regulation 1.162-27(c) or any successor provision. Upon becoming a publicly held corporation, the deduction limits of Code Section 162(m) and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described in Treasury Regulation 1.162-27(f) or any successor provision.


                                      -15

The foregoing is hereby acknowledged as being the Second Amended and Restated 1999 Long-Term Incentive Plan of First Security Group, Inc. as adopted by the Board of Directors of the Company on March 10, 1999 and approved by the Company's shareholders on March 10, 1999, and as amended and restated by the Board of Directors of the Company on August 16, 1999, and as amended and restated by the Board of Directors of the Company on October 25, 2000.

                              FIRST SECURITY GROUP, INC.



                              By: /s/ Doyle Ray Marler
                                  ---------------------------------------------
                                  Doyle Ray Marler
                                  Director and Member of Compensation Committee




                              By: /s/ Ralph Kendall
                                  ---------------------------------------------
                                  Ralph Kendall
                                  Director and Member of Compensation Committee




                              By: /s/ Douglas Heuer, III
                                  ---------------------------------------------
                                  Douglas Heuer, III
                                  Director and Member of Compensation Committee



                                      -16-